UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) August 19, 2005

                      CONSOLIDATED CAPITAL PROPERTIES VI
            (Exact name of Registrant as specified in its charter)


            California                0-14099                94-2940204
      (State or other jurisdiction  (Commission            (I.R.S. Employer
         of incorporation or        File Number)        Identification Number)
           organization)
                                55 Beattie Place
                              Post Office Box 1089
                        Greenville, South Carolina 29602
                    (Address of principal executive offices)


                                 (864) 239-1000
                           (Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01   Entry into a Material Definitive Agreement.

Consolidated Capital Properties VI (the "Registrant"), a California limited partnership, owns a 100% interest in Colony of Springdale Associates, Ltd., a Texas limited partnership (the "Partnership"). The Partnership owns Colony of Springdale Apartments, a 261-unit apartment complex located in Springdale, Ohio ("Colony of Springdale"). On August 19, 2005, the Registrant and nine other partnerships that own apartment complexes containing a total of 2,215 units (the "Selling Partnerships"), entered into a Purchase and Sale Contract (the "Purchase Agreement") with a third party, CNC Investments, Ltd, LLP, a Texas limited liability partnership, (the "Purchaser") to sell the ten apartment complexes owned by the Selling Partnerships to the Purchaser for a total sales price of $96,500,000, of which $10,400,000 represents the sales price allocation to Colony of Springdale. Each of the selling entities is affiliated with AIMCO Properties, L.P., an affiliate of the general partner of the Partnership.

The  following  is a  summary  of the  terms  and  conditions  of  the  Purchase
Agreement, which summary is qualified in its entirety by reference to the Purchase Agreement, a copy of which will be filed with the Registrant's Form 10-QSB for the quarterly period ended September 30, 2005.

PURCHASE PRICE. The total purchase price is $96,500,000, of which $10,400,000 represents the sales price allocation to Colony of Springdale, subject to certain prorations and adjustments at the closing. The Purchaser delivered an initial deposit of $500,000. The Partnership is allocated approximately $54,000 of the initial deposit. On the day that the feasibility period expires, the Purchaser is required to deliver an additional deposit of $500,000. The Partnership is allocated approximately $54,000 of the additional deposit. Both the initial and the additional deposit are nonrefundable unless a refundable event occurs as defined in the Purchase Agreement. In addition to the purchase price, there shall be an aggregate portfolio acquisition fee of $2,000,000 to be paid by Purchaser, of which $217,000 is allocated to the Partnership. At closing, upon receipt of the purchase price and the portfolio acquisition fee, The Selling Partnerships will pay an acquisition fee to Investors Commercial Corporation, an unaffiliated third party, of $2,000,000. The Partnership is allocated $217,000 of this acquisition fee. The Purchaser has elected not to assume the mortgage encumbering Colony of Springdale but rather to cause such indebtedness to be prepaid, and as such the Purchaser will be responsible for all fees and expenses charged in connection with the prepayment of the mortgage. Such fees and expenses are subject to reduction from the purchase price.

CLOSING. The closing of the sale is 60 days after the effective date ("Closing Date"). The Selling Partnerships have the right to extend the Closing Date for up to thirty days to satisfy any condition to closing, or such later date as is mutually acceptable to both parties. The Purchaser has the right to extend the Closing Date one time for up to 30 days by delivering written notice and a nonrefundable extension deposit of $250,000 to the Selling Partnerships no later than 15 days prior the Closing Date. The Partnership is allocated approximately $27,000 of the extension deposit. The closing is also subject to customary closing conditions and deliveries. The anticipated closing date for the transaction is October 18, 2005.

COSTS AND FEES. With respect to Colony of Springdale, the Purchaser will pay its legal fees, recording costs, any premiums or fees required to be paid with respect to the title policy and one-half of the customary closing costs of the escrow agent. The Partnership will pay the base premium for its title policy, the costs of recording any instruments required to discharge any liens or other monetary encumbrances against Colony of Springdale, its legal fees and one-half of the customary closing costs of the escrow agent relating to Colony of Springdale. The Selling Partnerships and the Purchaser will share equally any transfer, sales, use, gross receipts or similar taxes and the existing survey.

REPRESENTATIONS AND WARRANTIES. The Selling Partnerships and the Purchaser each made limited representations and warranties to the other.

RISK OF LOSS. The risk of loss or damage to the ten apartment complexes by reason of any insured or uninsured casualty during the period through and including the closing date will be borne by the respective Selling Partnerships. The respective Selling Partnerships must maintain all of their existing insurance coverage on the ten apartment complexes in full force and effect until the closing date.

ASSIGNMENT. With the exception of an assignment to an affiliate of the Purchaser, the Purchase Agreement is not assignable by the Purchaser without first obtaining the prior written approval of the Selling Partnerships.

DEFAULTS AND REMEDIES. If the Purchaser defaults in its obligations to deliver when required any required deposits, the purchase price or any other specified deliveries, then, immediately and without notice or cure, the Purchaser shall forfeit such deposits to the Selling Partnerships, and neither party shall be obligated to proceed with the purchase and sale of the five apartment complexes. The Selling Partnerships expressly waive the remedies of specific performance and additional damages for any such defaults by the Purchaser.

If the Selling Partnerships, prior to the closing, default on their representations, warranties, covenants, or obligations, the Purchaser has the option of (i) seeking specific performance of the Selling Partnerships' obligation to deliver the deed pursuant to the Purchase Agreement (ii) terminating the Purchase Agreement, having returned any deposits made by the Purchaser, and recovering, as its sole recoverable damages its documented direct and actual out-of-pocket expenses and costs in an amount not to exceed $20,000 per Selling Partnership.


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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                CONSOLIDATED CAPITAL PROPERTIES VI


                                By: CONCAP EQUITIES, INC.
                                    General Partner


                                By: /s/Martha L. Long
                                    Martha L. Long
                                    Senior Vice President


                              Date: August 25, 2005